UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2014

Multi-Color Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ohio	0-16148	31-1125853
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

4053 Clough Woods Dr. Batavia, Ohio	45103
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Registrant’s telephone number, including area code 513/381-1480

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 1, 2014, Multi-Color Corporation (the “Company”) entered into an Employment Agreement with Sharon Birkett, Chief Financial Officer (the “Employment Agreement”). The Employment Agreement continues until terminated in accordance with its terms. Ms. Birkett’s employment under the Employment Agreement may be terminated at will, at any time, by the Company or Ms. Birkett, with or without Cause.

The Employment Agreement provides for:

•	An annual base salary of $400,000, subject to annual review by the Compensation and Organization Development Committee of the Board of Directors (the “Compensation Committee”);

•	Eligibility to participate in the Company’s annual management incentive compensation program, with a bonus target of 50% of annual base salary and a bonus range between 25% and 75% of annual base salary;

•	Future restricted stock or stock option awards, as may be determined by the Board of Directors or its committees;

•	Eligibility to participate in all savings and retirement plans to the extent applicable generally to other executives of the Company, including 401(k) retirement savings;

•	Eligibility to participate in the Company’s welfare, fringe, incentive and other similar benefit plans to the extent applicable generally to other executives of the Company; and

•	A monthly automobile allowance.

The Employment Agreement also includes the following terms:

If Ms. Birkett’s employment is terminated by the Company for any reason other than for Cause and death or Disability; or by Ms. Birkett for Good Reason:

•	The Company will pay Ms. Birkett’s annual base salary through the date of termination;

•	The Company will pay to Ms. Birkett any previously deferred compensation and any other non-qualified benefit plan balances in accordance with the terms of deferral or the other non-qualified plan;

•	The Company will pay an amount equal to one times Ms. Birkett’s annual base salary to Ms. Birkett, paid in accordance with the Company’s regular payroll processing cycle, subject to the provisions of the Employment Agreement related to the Separation Pay Exemption Amount;

•	Except as prohibited in the applicable option/incentive plans, all outstanding stock option and restricted stock awards held by Ms. Birkett will become immediately exercisable and/or vested;

•	The Company will continue to provide the benefits to Ms. Birkett and/or Ms. Birkett’s family that would have been provided to them in accordance with the Company’s welfare plans, programs, practices and policies for a period of 30 days after the date of termination, or such longer period as may be provided in the applicable plan (subject to offset by benefits provided by any subsequent employment); and

•	The Company will reimburse Ms. Birkett for reasonable out-of-pocket costs and expenses to return Ms. Birkett, her family and their household goods to Australia.

The Employment Agreement also includes confidentiality and non-competition covenants.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which shall be filed as an exhibit to the Company’s Form 10-Q for the quarter ending June 30, 2014 and is incorporated into this Item 5.02 by reference. Capitalized terms not defined above have the meanings ascribed to them in the Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

Date: July 3, 2014	By:	/s/ Nigel A. Vinecombe
	Name:	Nigel A. Vinecombe
	Title:	President and Chief Executive Officer